Exhibit 10.5

JOURNAL COMMUNICATIONS, INC.

2003 EQUITY INCENTIVE PLAN, AS AMENDED

1. PURPOSE.

The purpose of the Journal Communications, Inc. 2003 Equity Incentive Plan (the “Plan”) is to advance the interests of The Journal Company, to be renamed Journal Communications, Inc. (the “Company”) and its shareholders by providing Outside Directors and those key employees of the Company and its Subsidiaries and Affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with additional incentive to perform in a superior manner. A purpose of the Plan also is to attract and retain personnel of experience and ability to the service of the Company and its Affiliates, and to reward such individuals for achievement of corporate and individual performance goals.

2. DEFINITIONS.

(a) “Affiliate” means an affiliate as that term is defined in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

(b) “Award” means a Stock Grant, a Performance Unit Grant, a Stock Unit Grant or a grant of Non-statutory Stock Options or Incentive Stock Options pursuant to the provisions of this Plan.

(c) “Board of Directors” or “Board” means the board of directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Change in Control” of the Company shall have occurred when (i) any “person”, as the term is used in Section 3 of the Exchange Act (other than a Company employee benefit plan or a trust created to hold to Class B Common Stock of the Company beneficially owned by the Company’s Employees) is or becomes the “beneficial owner” as defined in Rule 16a-1 under the Exchange Act, directly or indirectly, of securities of the Company representing 20% or more of the Company’s outstanding securities ordinarily having the right to vote in the election of directors; (ii) individuals who constitute the Board on the date hereof (the “Incumbent Board”), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s shareholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (ii) considered as though he or she were a member of the Incumbent Board; (iii) consummation of a plan of reorganization, merger, or consolidation, in which the shareholders of the Company own less than 50% of the outstanding voting securities of the surviving entity; or (iv) a sale of substantially all of the Company’s assets, a liquidation or dissolution of the Company or a similar transaction. Notwithstanding the foregoing, the IPO shall not constitute a Change in Control.

(f) “Class B Common Stock” means the Class B Common Stock of the Company, $.01 par value per share.

(g) “Committee” means the Compensation Committee of the Board, consisting of two or more Directors appointed by the Board pursuant to Section 3 hereof who are “non-employee directors,” as defined in Rule 16b-3 promulgated by the SEC under the Exchange Act and “outside directors” as defined in Treas. Reg. 1.162-27 promulgated under the Code.

(h) “Date of Grant” means the date an Award is effective pursuant to the terms hereof.

(i) “Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of an Employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Committee must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant’s lifetime.

(j) “Employee” means any person who is currently employed by the Company or a Subsidiary or Affiliate of the Company.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” shall mean, as of any date, the fair market value of the Class B Common Stock as determined in good faith by the Committee.

(m) “Incentive Stock Option” means an Option granted by the Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to Section 9 of this Plan.

(n) “IPO” means the initial public offering of the Company.

(o) “Non-statutory Stock Option” means an Option granted to a Participant and which is not an Incentive Stock Option.

(p) “Option” means an Award granted under Section 8 or Section 9 of this Plan.

(q) “Outside Director” means a Director of the Company who is not also an Employee.

(r) “Participant” means an Employee of the Company or a Subsidiary or Affiliate chosen by the Committee to participate in the Plan or a Director of the Company chosen by the Committee to participate in the Plan.

(s) “Performance Unit Grant” means a grant of a unit having a value determined by the Committee, accompanied by such restrictions as may be determined by the Committee under Section 10 of the Plan.

(t) “Plan Year(s)” means a calendar year or years commencing on or after January 1, 2003.

(u) “Retirement” means: for Employees, a termination of employment after attaining age 60 and 10 years of service as an Employee; for Outside Directors, a termination from service as a Director upon completion of the Director’s entire term.

(v) “SEC” means the Securities and Exchange Commission.

(w) “Stock Grant” means a grant of shares of Class B Common Stock accompanied by such restrictions as may be determined by the Committee under Section 7 of this Plan.

(x) “Stock Unit Grant” means a grant of a unit having a value based on the value of the Company’s Class B Common Stock accompanied by such restrictions as may be determined by the Committee under Section 10 of the Plan.

(y) “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a subsidiary, whether or not such corporation now exists or is thereafter organized or acquired by the Company or a Subsidiary.

(z) “Termination for Cause” means the termination for personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or the material breach of any provisions of an Employee’s employment contract.

3. ADMINISTRATION.

3.1 General. The Plan shall be administered by the Committee. The members of the Committee shall be appointed by the Board. The Committee shall act by vote or written consent of a majority of its members. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable with respect to Participants. All determinations and interpretations made by the Committee shall be binding and conclusive on such Participants and on their legal representatives and beneficiaries. In determining the number of shares of Class B Common Stock with respect to which Options and Stock Grants, Performance Unit Grants or Stock Unit Grants are exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it less.

3.2 Limitation on Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it. If a member of the Committee is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him or her in such capacity under or with respect to the Plan, the Company shall indemnify such member against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the Company, and its Subsidiaries and Affiliates and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

4. TYPES OF AWARDS.

Awards under the Plan may be granted in any one or a combination of:

(a) Stock Grants;

(b) Non-statutory Stock Options;

(c) Incentive Stock Options;

(d) Stock Unit and Performance Unit Grants

as defined in paragraphs 7, 8, 9 and 10 of the Plan.

The Committee shall, in its discretion, determine from time to time which Participants will be granted Awards under the Plan, the number of shares of Class B Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-statutory Stock Option (except that Incentive Stock Options may not be awarded to Outside Directors), the exercise price of an Option and the restrictions, if any, which will be applicable to each Stock Grant, Performance Unit Grant or Stock Unit Grant. In making all such determinations, the Committee shall take into account the duties, responsibilities and performance of each respective Participant, his or her present and potential contributions to the growth and success of the Company, his or her compensation and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan. Notwithstanding the discretion the Committee has to establish the exercise price of an Option, the Committee may not re-price any Option under this Plan unless Shareholder approval is obtained for such re-pricing.

No Participant shall have any voting or dividend rights or other rights of a shareholder in respect of any shares of Class B Common Stock covered by an Option prior to the time that the Participant’s name is recorded on the Company’s shareholder records as the holder of record of such shares acquired pursuant to the exercise of an Option.

5. STOCK SUBJECT TO THE PLAN.

Subject to adjustment as provided in Section 17, the maximum number of shares reserved for Stock Grants and Stock Unit Grants and for purchase pursuant to the exercise of Options granted under the Plan is six million (6,000,000) shares of Class B Common Stock. Of the total shares of Class B Common Stock available under the Plan, not more than 50% of such Awards shall be issued in the form of Stock Grants, Performance Unit Grants or Stock Unit Grants.

Of the total shares of Class B Common Stock available under the Plan, Awards with respect to no more than seven hundred fifty thousand (750,000) of Class B Common Stock shall be issued to any Participant in any calendar year. No Participant may be granted Performance Unit Grants and/or Stock Unit Grants in any calendar year if the value of such Awards exceeds (or would exceed if performance goals are satisfied) 500% of the Participant’s base compensation.

The shares of Class B Common Stock to be subject to the Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that Options are granted and Stock Grants, Performance Unit Grants and Stock Unit Grants are made under the Plan, the shares underlying such Options, Stock Grants, Performance Unit Grants and Stock Unit Grants will be unavailable for future grants under the Plan except that, to the extent that the Options, Stock Grants, Performance Unit grants and Stock Unit Grants granted under the Plan terminate, expire or are canceled without having been exercised, new Awards may be made with respect to such shares.

6. ELIGIBILITY.

Officers and other Employees (including Employees who also are Directors of the Company or its Subsidiaries or Affiliates) shall be eligible to receive Stock Grants, Performance Unit Grants, Stock Unit Grants, Incentive Stock Options and Non-statutory Stock Options under the Plan. Outside Directors shall be eligible to receive Stock Grants, Stock Unit Grants and Non-statutory Stock Options under the Plan.

7. STOCK GRANTS.

7.1 General Terms. Each Stock Grant may be accompanied by such restrictions, or may be made without any restrictions, as may be determined in the discretion of the Committee. Such restrictions may include, without limitation, requirements that the Participant remain in the continuous employment of the Company or its Subsidiaries or Affiliates for a specified period of time, or that the Participant meet designated individual performance goals, or that the Company and/or one or more of its Subsidiaries or Affiliates meet designated performance goals.

7.2 Issuance Procedures. A stock certificate representing the number of shares of Class B Common Stock covered by a Stock Grant shall be registered in the Participant’s name and may be held by the Participant; provided however, if a Stock Grant is subject to certain restrictions, the shares of Class B Common Stock covered by such Stock Grant shall be registered in the Participant’s name and held in custody by the Company. Unless the Committee determines otherwise, a Participant who has been awarded a Stock Grant shall have the rights and privileges of a shareholder of the Company as to the shares of Class B Common Stock covered by a Stock Grant, including the right to receive dividends and the right to vote such shares, except that the dividends shall be accumulated in an escrow account by the Company and shall not be paid to the Participant unless and until the expiration or satisfaction of any restrictions or performance requirements applicable to the Class B Common Stock with respect to which the dividend is paid. None of the shares of Class B Common Stock covered by the Stock Grant may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the expiration or satisfaction of any applicable restrictions or performance requirements. All of the shares of Class B Common Stock covered by a Stock Grant shall be forfeited and all rights of a Participant who has been awarded such Stock Grant to such shares shall terminate without further obligation on the part of the Company in the event that any applicable restrictions or performance requirements do not expire or are not satisfied. Upon forfeiture of shares of Class B Common Stock, such shares shall be transferred to the Company without further action by the Participant. Upon the expiration or satisfaction of any applicable restrictions, whether in the ordinary course or under circumstances set forth in Section 7.3, certificates evidencing shares of Class B Common Stock subject to the related Stock Grant shall be delivered to the Participant, or the Participant’s beneficiary or estate, as the case may be, free of all such restrictions.

7.3 Accelerated Vesting.

(a) Death, Disability or Retirement. Unless the Committee shall specifically state otherwise at the time a Stock Grant is awarded, a Stock Grant shall become vested on the date that a recipient of a Stock Grant terminates his or her service with the Company or its Subsidiaries or Affiliates due to death, Disability or Retirement. A Participant who terminates due to death, Disability or Retirement shall receive a pro-rata portion of any Stock Grants which are paid based on the satisfaction of performance requirements; such pro-rata portion shall be determined based on the number of Stock Grants which would have vested if the Participant had remained employed and the portion of the performance measurement period which has been completed at the time of the Participant’s death, Disability or Retirement.

(b) Change in Control. All outstanding Stock Grants shall become immediately vested in the event there is a Change in Control of the Company. To the extent that performance requirements are applicable to such Stock Grant, such requirement shall be deemed satisfied but the Participant shall receive only a pro-rata portion of such Stock Grant. Such pro-rata portion shall be determined based on the portion of the performance measurement period which has been completed at the time of the Change in Control.

(c) Termination of Service for Other Reasons. If a Participant terminates service prior to a Change in Control of the Company for reasons other than death, Disability or Retirement, all outstanding Stock Grants shall be forfeited by such Participant.

8.	NON-STATUTORY STOCK OPTIONS.

8.1 Grant of Non-statutory Stock Options.

(a) Grants to Employees and Directors. The Committee may, from time to time, grant Non-statutory Stock Options to Employees and Directors.

(b) Terms of Non-Statutory Options. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

(i) Price. The purchase price per share of Class B Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be determined on the date the option is granted. Such purchase price shall be the Fair Market Value of the Company’s Class B Common Stock on the Date of Grant or such greater amount as determined by the Committee. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Class B Common Stock of the Company held by the Participant for at least six (6) months at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 2(k) of the Plan. The Participant may make deemed or constructive transfers of shares in lieu of actual transfer and physical delivery of certificates.

(ii) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be ten years from the Date of Grant, or such shorter period determined by the Committee. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable and may provide that a Non-statutory Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part.

Notwithstanding the above, in the event of a Change in Control of the Company, all Non-statutory Stock Options shall become immediately exercisable.

(iii) Termination of Service.

Upon the termination of a Participant’s service for any reason other than death, Disability, Retirement or Termination for Cause, or following a Change in Control, the Participant’s Non-statutory Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for a period of six months following termination.

In the event of Termination for Cause, all rights under the Participant’s Non-statutory Stock Options shall expire upon termination.

In the event of the death, Disability or Retirement of any Participant or a Change in Control, all Non-statutory Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for one year, or in the event of Retirement, such longer period up to three years as is specified by the Committee.

The Committee, at the time of grant or thereafter, may extend the period of Non-statutory Stock Option exercise on a Participant’s termination of service to a period not exceeding 5 years, provided that in no event shall the period extend beyond the expiration of the Non-statutory Stock Option term.

9. INCENTIVE STOCK OPTIONS.

9.1 Grant of Incentive Stock Options.

The Committee may, from time to time, grant Incentive Stock Options to Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a) Price. The purchase price per share of Class B Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Company’s Class B Common Stock on the Date of Grant. However, if a Participant owns Class B Common Stock representing more than 10% of the total combined voting power of all classes of Class B Common Stock of the Company (or under Section 425(d) of the Code is deemed to own Class B Common Stock representing more than 10% of the total combined voting power of all such classes of Class B Common Stock), the purchase price per share of Class B Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company’s Class B Common Stock on the Date of Grant. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Class B Common Stock of the Company at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 2(l). The Participant may make deemed or constructive transfers of shares in lieu of actual transfer and physical delivery of certificates.

(b) Amounts of Options. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Class B Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant’s employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 9.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award under this Section 9.1 exceeds this $100,000 limit, the portion of the award in excess of such limit shall be deemed a Non-statutory Stock Option.

(c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten years from the Date of Grant. If at the time an Incentive Stock Option is granted to an Employee, the Employee owns Class B Common Stock representing more than 10% of the total combined voting power of the Company (or, under Section 425(d) of the Code, is deemed to own Class B Common Stock representing more than 10% of the total combined voting power of all such classes of Class B Common Stock), the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant.

No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Employee to whom it is granted.

The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code.

Notwithstanding the above, in the event of a Change in Control of the Company all Incentive Stock Options shall become immediately exercisable.

(d) Termination of Service. Upon the termination of a Participant’s service for any reason other than death, Disability, Retirement, Termination for Cause or following a Change in Control, the Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for a period of six months following termination; provided, however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more then three months following the date of the Participant’s cessation of employment.

In the event of Termination for Cause, all rights under the Participant’s Incentive Stock Options shall expire upon termination.

In the event of death, Disability or Retirement of any Employee, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the Participant’s legal representatives or beneficiaries for one year following the date of the Participant’s death, Retirement or cessation of employment due to Disability or, in the event of Retirement, such longer period of up to three years as is specified by the Committee; provided, however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of the Participant’s cessation of employment.

Upon termination of the Participant’s service following a Change in Control, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of Participant’s cessation of employment; provided however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of the Participant’s cessation of employment.

The Committee, at the time of grant or thereafter, may extend the period of Incentive Stock Option exercise on a Participant’s termination of service to a period not exceeding 5 years, provided, however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of the Participant’s cessation of employment. Notwithstanding anything to the contrary contained herein, in no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

(e) Compliance with Code. The options granted under this Section 9 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code.

10. PERFORMANCE UNIT GRANTS AND STOCK UNIT GRANTS.

10.1 General Terms. Each Stock Unit shall entitle the Participant receiving it to a cash payment equal to the Fair Market Value of a share of Class B Common Stock. Each Performance Unit shall have a value which is established by the Committee. Each Stock Unit Grant and Performance Unit Grant shall be accompanied by such restrictions as may be determined in the discretion of the Committee. Such restrictions may include, without limitation, requirements that the Participant remain in the continuous employment of the Company or its Subsidiaries or Affiliates for a specified period of time or that the Participant meet designated individual performance goals, or that the Company and/or one or more of its Subsidiaries or Affiliates meet designated performance goals.

10.2 Payment of Stock Unit or Performance Unit Value. Upon the expiration or satisfaction of any applicable restrictions or performance requirements with respect to Stock Units or Performance Units, the Participant receiving such Stock Unit Grants or Performance Unit Grants shall be entitled to receive a payout of the Stock Unit or Performance Unit value in cash. Unless the Committee determines otherwise, a Participant who has been awarded a Stock Unit or Performance Unit shall not have the right to any amounts as the result of the payment of dividends with respect to the underlying Class B Common Stock. Stock Units and Performance Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the expiration or satisfaction of any applicable restrictions or performance requirements.

10.3. Accelerated Vesting.

(a) Death, Disability or Retirement. Unless the Committee shall specifically state otherwise at the time a Stock Unit or Performance Unit is awarded, all Stock Unit Grants and Performance Unit Grants shall become vested on the date that a recipient of a Stock Unit Grant or Performance Unit Grant terminates his service with the Company or its Affiliates due to death, Disability or Retirement. A Participant who terminates due to death, Disability or Retirement shall receive a pro-rata portion of any Stock Unit Grants or Performance Unit Grants which are paid based on the satisfaction of performance requirements. Such pro-rata portion shall be determined based on the number of Stock Units or Performance Units which would have vested if the Participant had remained employed and the portion of the performance measurement period which has been completed at the time of the Participant’s death, Disability or Retirement.

(b) Change in Control. All outstanding Stock Unit Grants and Performance Unit Grants shall become immediately vested in the event there is a Change in Control of the Company. To the extent that performance requirements are applicable to such Stock Unit or Performance Unit, such requirement shall be deemed satisfied but the Participant shall receive only a pro-rata portion of such Stock Units or Performance Units. Such pro-rata portion shall be determined based on the portion of the performance measurement period which has been completed at the time of the Change in Control.

(c) Termination of Service For Other Reasons. If a Participant terminates service prior to a Change in Control of the Company for reasons other than death, Disability or Retirement, all outstanding Stock Unit Grants and Performance Unit Grants shall be forfeited by the Participant.

11. RIGHTS OF A SHAREHOLDER; LIMITED TRANSFERABILITY.

No Participant shall have any rights as a shareholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its Affiliates or to continue as a Director of the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate a Participant’s services as an officer, Employee, or Director at any time.

No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his or her lifetime only by the Participant to whom it is granted.

Non-statutory Stock Options granted hereunder may be exercised only during a Participant’s lifetime by the Participant, the Participant’s guardian or legal representative or by a permissible transferee. Non-statutory Stock Options shall be transferable by Participants pursuant to the laws of descent and distribution upon a Participant’s death, and during a Participant’s lifetime, Non-statutory Stock Options shall be transferable by Participants to members of their immediate family, trusts for the benefit of members of their immediate family, and charitable institutions (“permissible transferee”) to the extent permitted under Section 16 of the Exchange Act and subject to federal and state securities laws. The term “immediate family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, sister-in-law, or brother-in-law and shall include adoptive relationships.

The Administrator shall have the authority to establish rules and regulations specifically governing the transfer of Options granted under this Plan as it deems necessary and advisable.

12. AGREEMENT WITH GRANTEES.

Each Award of Options will be evidenced by a written agreement, executed by the Participant and the Company or its Subsidiaries or Affiliates which describes the conditions for receiving the Options including the date of Option Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by applicable securities law.

The proper officers of the Company shall advise each Participant who is awarded a Stock Grant or Stock Unit Grant, in writing, of the number of shares to which it pertains and the terms and conditions and any restrictions or performance requirements applicable to such Stock Grant or Stock Unit Grant; provided they are not inconsistent with the terms, conditions and provisions of the Plan.

13. RESTRICTIONS ON SHARES

The Committee may require before any shares of Class B Common Stock are issued pursuant to this Plan, that the Participant agrees to subject the shares to such holding periods and restrictions as are determined by the Committee.

14. PERFORMANCE BASED COMPENSATION.

(a) In General. All Non-statutory Stock Options and Incentive Stock Options are intended to be performance based compensation, within the meaning of the Code Section 162(m)(4)(C) and such Options shall conform to the requirements of Code Section 162(m)(4)(C) and the regulations thereunder. The Committee may, in its discretion, make Stock Grants and Stock Unit Grants performance based compensation within the meaning of IRC §162(m)(4)(C).

With respect to Stock Grants, Performance Unit Grants and Stock Unit Grants that are intended to qualify as “performance based” within the meaning of Code Section 162(m)(4)(C), the Committee shall (i) establish in writing the applicable objective performance goals and all related terms no later than 90 days after the commencement of the period of service to which the performance goals relate (or such earlier or later date as may be applicable deadline for compensation payable hereunder to qualify as “performance based” within the meaning of Code Section 162(m)(4)(C)), and (ii) designate the Awards that are to qualify as “performance based” with the meaning of Code Section 162(m)(4)(C). After the period over which the performance goals are measured, the Committee shall certify that such performance goals are satisfied and may adjust the Award downward but not upward.

(b) Performance Goals. The performance goals to be used for purposes of grants which are intended to qualify as performance based compensation within the meaning of Code Section 162(m)(4)(C) shall be based on the following measures:

(1)	Earnings per share;

(2)	Net income (before or after taxes);

(3)	Net income from continuing operations;

(4)	Return measures (including, but not limited to, return on assets, equity, capital or investment);

(5)	Cash flow (including, but not limited to, operating cash flow and free cash flow);

(6)	Cash flow return on investment;

(7)	Earnings before or after taxes, interest, depreciation and/or amortization;

(8)	Internal rate of return or increase in net present value;

(9)	Dividend payments;

(10)	Gross revenues;

(11)	Gross margins;

(12)	Operating measures such as growth in circulation, television and radio ratings and market share;

(13)	Internal measures such as achieving a diverse workforce.

15. DEFERRALS

The Committee may permit or require a Participant to defer the receipt of a cash payment to be paid pursuant to this Plan or defer the receipt of Class B Common Stock to be delivered pursuant to this Plan.

16. DESIGNATION OF BENEFICIARY.

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.

17. DILUTION AND OTHER ADJUSTMENTS.

In the event of any change in the outstanding shares of Class B Common Stock of the Company (whether Class A Class B Common Stock or Class B Class B Common Stock) by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

(a) adjustments in the aggregate number or kind of shares of Class B Common Stock which may be awarded under the Plan;

(b) adjustments in the aggregate number or kind of shares of Class B Common Stock covered by Awards already made under the Plan;

(c) adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

18. WITHHOLDING.

There may be deducted from each distribution of cash and/or Class B Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.

19. TERMINATION AND AMENDMENT OF THE PLAN.

The Board of Directors may at any time, and from time to time, terminate, modify or amend the Plan in any respect.

The Board may determine that shareholder approval of any amendment to this Plan may be advisable for any reason, including but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.

Such termination, modification or amendment may not affect the rights of a Participant under an outstanding Award, except the Board may, prior to a Change in Control, terminate the Plan in connection with a Change in Control and make a cash payment to all Participants with respect to Options equal to the difference between the Fair Market Value of the Class B Common Stock on the date of the Change in Control and the exercise price per share of an Option on the Date of Grant and equal to the value of the Stock Unit Grant or Performance Unit Grant.

20. EFFECTIVE DATE OF PLAN.

The Plan shall become effective as of the date of the IPO (the “Effective Date”), provided that the Plan is approved by shareholders at an annual or special meeting of shareholders of the Company. The Plan also shall be presented to shareholders of the Company for ratification for purposes of: (i) satisfying one of the requirements of Section 422 of the Code governing the tax treatment for Incentive Stock Options; and (ii) establishing or maintaining listing on a stock exchange or system.

21. TERMINATION OF THE PLAN.

No Awards under the Plan shall be granted more than ten (10) years after the Effective Date of the Plan. The Board of Directors has the right to suspend or terminate the Plan at any time. No termination shall, without the consent of a Participant, adversely affect such individual’s rights under a previously granted award without such Participants consent, except that the Company may, in connection with a Change in Control, require all awards to be surrendered for a cash payment equal to the value of the Award, which in the case of an Option is the difference between the price at which the share can be purchased pursuant to the Option and the fair market value of the Class B Common Stock at the time of the Change in Control.

22. UNCERTIFIED SHARES

To the extent the Plan provides for the issuance of stock certificates with respect to Class B Common Stock, the Company, in lieu thereof, record the shares on a non-certified basis on a book entry account maintain by the Company’s Transfer Agent.

23. APPLICABLE LAW.

The Plan will be administered in accordance with the laws of the State of Wisconsin to the extent not preempted by Federal law as now or hereafter in effect.

24. COMPLIANCE WITH SECTION 16.

With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.